Exhibit 99.1

[GRAPHIC APPEARS HERE]

For Immediate Release

Danka Reports Second-Quarter Operating Results

-Results reflect year-over-year improvement in operating earnings and solid cash generation-

ST. PETERSBURG, FLORIDA (November 4, 2004) – Danka Business Systems PLC (NASDAQ: DANKY) today announced second-quarter results for the period ended September 30, 2004 that include operating earnings of $6.0 million, an increase over the $1.0 million from the second quarter a year ago and a 10% year-over-year decrease in selling, general and administrative expenses (“SG&A”). Total revenue was $308.7 million, a decline of 4% from the second quarter a year ago. Gross margins were 36.3%, cash flow from operations was $27.6 million and free cash flow was $21.9 million. Net loss was $1.8 million for the quarter compared to a net loss of $17.3 million in the year-ago quarter. The year-ago quarter included $20.6 million of pre-tax expense for the write-off of debt issuance costs. Including the impact of dividends on participating shares, basic and diluted EPS was a loss of $0.11 per share compared to a loss of $0.35 per share in the year-ago period.

“Our overall performance in the second quarter was highlighted by the year-over-year improvement in operating earnings,” stated Danka Chief Executive Officer Todd Mavis. “SG&A was also down approximately $12 million over the year-ago quarter which further demonstrates that we are delivering on promised cost savings, even as we make growth-oriented investments in our product offerings, our sales force and our infrastructure. Our efforts remain focused on the creation of value across the enterprise and the second quarter results were validation that we are on the right track.”

“In the quarter, we successfully executed on key initiatives to increase equipment sales and cash generation over last quarter,” continued Mavis. “Equipment and related revenue increased 15% sequentially and free cash flow was $21.9 million. As expected, we did see a sequential decline in service revenue largely due to the seasonality of our business.”

Key second-quarter financial metrics:

•	Total second-quarter revenue was $308.7 million, a 4% decline from the year-ago quarter but essentially flat with the first quarter. Adjusting for currency exchange, total revenue declined 8% year-over-year. Most of the decline was attributable to service revenue which declined by 6% year-over-year. The retail supplies and rentals business also declined, as expected, because of the de-emphasis of rentals, as well as the declining need for supplies related to the heritage Kodak analog equipment base.

•	The digital portion of Danka’s equipment base increased to 60% and digital output now represents 75% of total volume, both of which are key elements in the stabilization and ultimate growth of service revenues.

•	Consolidated gross margins were 36.3% of revenue compared to 37.2% in the same quarter last year. The primary reason for the decline was a 250 basis point decrease in equipment and related sales margins. Service margins were stable at 40.5%.

•	SG&A was $107.6 million, 10% lower than the year-ago quarter, and 3% lower than the first quarter. As a percentage of revenue, SG&A was 34.9% in the second quarter, 200 basis points lower than the year-ago period, and 100 basis points lower than the first quarter.

•	Operating earnings were $6.0 million compared to $1.0 million in the year-ago second quarter. Operating earnings were favorably impacted this quarter by the net reversal of $2.1 million of restructuring reserves and the approximate $1 million reversal of an accrual related to a historic asset disposition. Operating earnings were negatively impacted in the quarter by higher than expected costs in Danka’s Sarbanes-Oxley compliance program and consulting fees related to cost reduction efforts.

•	Free cash flow (net cash provided by operating activities less capital expenditures) was $21.9 million compared to negative free cash flow of $28.1 million in the first quarter. As a result, the company’s cash balance at the end of the second quarter was $106.6 million compared to $85.9 million at the end of the first quarter.

•	Total revenue for the six months ended September 30, 2004 was $619.0 million compared to $656.7 million in the year-ago period. Gross margins were 37.3% for the period compared to 37.0% in the year-ago period. Operating earnings were $13.9 million compared to $6.0 million, an increase of 132%. Cash flow from operations was $3.9 million compared to $44.0 million in the year-ago period.

“During the second quarter, we increased the size of our U.S. sales force to improve our sales coverage, added new technology offerings to our product portfolio and continued to leverage our recent IT investments to improve back office processes, all of which will lead to improved execution, new revenue opportunities and the rightsizing of our cost structure,” concluded Mavis. “Moving forward, we will further expand sales coverage, accelerate our TechSource business and bring additional product offerings to market. We are also progressing a multi-faceted reengineering of our business that we believe will generate important new cost reductions and operational efficiencies. We believe these actions will provide long term benefit to our customers, provide a platform for growth and create value across all aspects of our business.”

Conference Call and Webcast

A conference call and Webcast to discuss Danka’s second-quarter results has been scheduled for today, Thursday, November 4 at 10:00 a.m. EDT. To access the Webcast, please go to www.danka.com. To participate in the conference call, callers in the United States and Canada (and some United Kingdom callers) can dial 800-309-1555; other international callers should dial 706-643-7754. No conference number is needed. A recording of the call will be available from approximately two hours after it’s completed through 5:00 p.m. EDT on Thursday, November 11. To access this recording, please call either 800-642-1687 or 706-645-9291, or visit Danka’s Web site.

About Danka

Danka delivers value to clients worldwide by using its expert technical and professional services to implement effective document information solutions. As one of the largest independent providers of enterprise imaging systems and services, the company enables choice, convenience, and continuity. Danka’s vision is to empower customers to benefit fully from the convergence of image and document technologies in a connected environment. This approach will strengthen the company’s client relationships and expand its strategic value. For more information, visit Danka at www.danka.com.

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Contacts:	Danka Investor Relations – Donald W. Thurman, 770-280-3990
Danka London – Paul G. Dumond, 44-207-605-0154

Certain statements contained herein, or otherwise made by our officers, including statements related to our future performance and our outlook for our businesses and respective markets, projections, statements of our plans or objectives, forecasts of market trends and other matters, are forward-looking statements, and contain information relating to us that is based on our beliefs as well as assumptions made by, and information currently available to us. The words “goal”, “anticipate”, “expect”, “believe”, “could”, “should”, “intend” and similar expressions as they relate to us are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. No assurance can be given that the results in any forward-looking statement will be achieved. For the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements provided for in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such actual results to differ materially from those reflected in any forward-looking statements include, but are not limited to, the following: (i) any inability to successfully implement our strategy; (ii) any inability to successfully implement our cost restructuring plan to achieve and maintain cost savings; (iii) any material adverse change in financial markets, the economy or in our financial position; (iv) increased competition in our industry and the discounting of products by our competitors; (v) new competition as the result of evolving technology; (vi) any inability by us to procure, or any inability by us to continue to gain access to and successfully distribute new products, including digital products, color products, multi-function products and high-volume copiers, or to continue to bring current products to the marketplace at competitive costs and prices; (vii) any inability to arrange financing for our customers’ purchases of equipment from us; (viii) any inability to successfully enhance, unify and effectively utilize our management information systems; (ix) any inability to record and process key data due to ineffective implementation of business processes and policies; (x) any negative impact from the loss of a key vendor or customer; (xi) any negative impact from the loss of any of our senior or key management personnel; (xii) any change in economic conditions in domestic or international markets where we operate or have material investments which may affect demand for our products or services; (xiii) any negative impact from the international scope of our operations; (xiv) fluctuations in foreign currencies; (xv) any incurrence of tax liabilities or tax payments beyond our current expectations, which could adversely affect our liquidity; (xvi) any inability to comply with the financial or other covenants in our debt instruments; (xvii) any delayed or lost sales and other impacts related to the commercial and economic disruption caused by terrorist attacks, the related war on terrorism, and the fear of additional terrorist attacks; and (xviii) other risks including those risks identified in any of our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis only as of the date they are made. Except as required by applicable law, we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances that arise after the date they are made. Furthermore, as a matter of policy, we do not generally make any specific projections as to future earnings, nor do we endorse any projections regarding future performance, which may be made by others outside our company.

United Kingdom Companies Act: The financial information contained in this announcement for the quarter and half year ended September 30, 2004 is unaudited and does not constitute full statutory accounts within the meaning of Section 240 of the United Kingdom Companies Act 1985.

This press release contains information regarding adjusted operating earnings (loss) that is computed as operating earnings before restructuring charges, free cash flow that is computed as net cash provided by (used in) operating activities less capital expenditures plus proceeds from the sale of property and equipment and net debt that is computed as current maturities of long-term debt and notes payable plus long-term debt and notes payable less cash and cash equivalents. These measures are non-GAAP financial measures, defined as numerical measures of our financial performance that exclude or include amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP in our statement of operations, balance sheet or statement of cash flows. Pursuant to the requirements of Regulation G, we have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Although adjusted operating earnings (loss), free cash flow and net debt represent non-GAAP financial measures, we consider these measures to be key operating metrics of our business. We use these measures in our planning and budgeting processes, to monitor and evaluate our financial and operating results and to measure performance of our separate divisions. We also believe that adjusted operating earnings (loss), free cash flow and net debt are useful to investors because they provide an analysis of financial and operating results using the same measures that we use in evaluating the company. We expect that such measures provide investors with the means to evaluate our financial and operating results against other companies within our industry. We believe that these measures are meaningful to investors in evaluating our ability to meet our future debt service requirements and to fund our capital expenditures and working capital requirements. Our calculation of adjusted operating earnings (loss), free cash flow and net debt may not be consistent with the calculation of these measures by other companies in our industry. Adjusted operating earnings (loss), free cash flow and net debt are not measurements of financial performance under GAAP and should not be considered as an alternative to net earnings (loss) as an indicator of our operating performance or cash flows from operating activities as a measure of liquidity or any other measures of performance derived in accordance with GAAP.

Danka is a registered trademark and Danka @ the Desktop and TechSource are trademarks of Danka Business Systems PLC. All other trademarks are the property of their respective owners.

Danka Business Systems PLC

Consolidated Statements of Operations for the Three Months Ended September 30, 2004 and 2003

(In thousands, except per American Depository Share (“ADS”) amounts)

(Unaudited)

	For the Three Months Ended
	September 30, 2004	September 30, 2003
Revenue:
Retail equipment and related sales	$114,522	$115,223
Retail service	146,275	155,300
Retail supplies and rentals	27,093	30,325
Wholesale	20,764	22,115

Total revenue	308,654	322,963

Cost of sales:
Retail equipment sales costs	75,986	73,679
Retail service costs	87,031	91,948
Retail supplies and rental costs	16,528	18,998
Wholesale costs	17,165	18,107

Total cost of sales	196,710	202,732

Gross Profit	111,944	120,231
Operating expenses:
Selling, general and administrative expenses	107,601	119,127
Restructuring credits	(2,069)	—
Other expense	460	152

Total operating expenses	105,992	119,279

Operating earnings	5,952	952
Interest expense	(7,597)	(8,069)
Interest income	405	317
Write-off of debt issuance costs	—	(20,562)

Earnings (loss) before income taxes	(1,240)	(27,362)
Provision (benefit) for income taxes	600	(10,103)

Net earnings (loss)	$(1,840)	$(17,259)

Calculation of net earnings (loss) per ADS
Net earnings (loss)	$(1,840)	$(17,259)
Dividends and accretion on participating shares	(5,037)	(4,740)

Loss available to common shareholders	$(6,877)	$(21,999)

Basic and diluted net earnings (loss) available to common shareholders per ADS:
Net earnings (loss) per ADS	$(0.11)	$(0.35)

Weighted average ADSs	62,858	62,586

Danka Business Systems PLC

Consolidated Statements of Operations for the Six Months Ended September 30, 2004 and 2003

(In thousands, except per American Depository Share (“ADS”) amounts)

(Unaudited)

	For the Six Months Ended
	September 30, 2004	September 30, 2003
Revenue:
Retail equipment and related sales	$214,278	$228,001
Retail service	303,711	321,223
Retail supplies and rentals	56,325	62,164
Wholesale	44,665	45,359

Total revenue	618,979	656,747

Cost of sales:
Retail equipment sales costs	139,889	151,887
Retail service costs	177,421	188,403
Retail supplies and rental costs	33,988	37,008
Wholesale costs	36,429	36,700

Total cost of sales	387,727	413,998

Gross Profit	231,252	242,749
Operating expenses:
Selling, general and administrative expenses	218,930	237,602
Restructuring credits	(2,069)	(594)
Other expense (income)	529	(210)

Total operating expenses	217,390	236,798

Operating earnings	13,862	5,951
Interest expense	(15,109)	(17,822)
Interest income	608	549
Write-off of debt issuance costs	—	(20,562)

Earnings (loss) before income taxes	(639)	(31,884)
Provision (benefit) for income taxes	780	(13,829)

Net earnings (loss)	$(1,419)	$(18,055)

Calculation of net earnings (loss) per ADS
Net earnings (loss)	$(1,419)	$(18,055)
Dividends and accretion on participating shares	(9,997)	(9,405)

Loss available to common shareholders	$(11,416)	$(27,460)

Basic and diluted net earnings (loss) available to common shareholders per ADS:
Net earnings (loss) per ADS	$(0.18)	$(0.44)

Weighted average ADSs	62,807	62,445

Danka Business Systems PLC

Consolidated Balance Sheets as of September 30, 2004 and March 31, 2004

(In Thousands)

	September 30, 2004	March 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$106,622	$112,790
Accounts receivable, net	243,879	246,996
Inventories	105,297	93,295
Prepaid expenses, deferred income taxes and other current assets	19,916	16,862

Total current assets	475,714	469,943
Equipment on operating leases, net	24,007	29,478
Property and equipment, net	58,475	65,888
Goodwill, net	283,365	282,430
Other intangible assets, net	1,021	2,340
Deferred income taxes	7,688	7,688
Other assets	24,653	25,801

Total assets	$874,923	$883,568

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Current maturities of long-term debt and notes payable	$3,859	$3,212
Accounts payable	156,272	135,460
Accrued expenses and other current liabilities	106,602	128,963
Taxes payable	42,891	47,200
Deferred revenue	42,778	45,090

Total current liabilities	352,402	359,925
Long-term debt and notes payable, less current maturities	240,162	240,761
Deferred income taxes and other long-term liabilities	66,650	68,029

Total liabilities	659,214	668,715

6.5% senior convertible participating shares	289,604	279,608
Shareholders’ equity (deficit):
Ordinary shares, 1.25 pence stated value	5,207	5,194
Additional paid-in capital	328,471	328,070
Accumulated deficit	(354,002)	(342,586)
Accumulated other comprehensive loss	(53,571)	(55,433)

Total shareholders’ equity (deficit)	(73,895)	(64,755)

Total liabilities and shareholders’ equity (deficit)	$874,923	$883,568

Danka Business Systems PLC

Consolidated Statements of Cash Flows for the Six Months Ended September 30, 2004 and 2003

(In Thousands)

(Unaudited)

	September 30, 2004	September 30, 2003
Operating activities:
Net earnings (loss)	$(1,419)	$(18,055)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	19,593	24,696
Deferred income taxes	(46)	(12,346)
Amortization of debt issuance costs	1,230	4,485
Write-off of debt issuance costs	—	20,562
(Gain) loss on sale of property and equipment and equipment on operating leases	(654)	2,249
Proceeds from sale of equipment on operating leases	2,921	1,756
Restructuring credits	(2,069)	(594)
Changes in net assets and liabilities:
Accounts receivable, net	3,117	21,419
Inventories	(12,002)	4,852
Prepaid expenses and other current assets	(2,954)	982
Other non-current assets	3,645	3,126
Accounts payable	20,812	(14,727)
Accrued expenses and other current liabilities	(24,602)	2,377
Deferred revenue	(2,312)	1,702
Other long-term liabilities	(1,333)	1,468

Net cash provided by operating activities	3,927	43,952

Investing activities:
Capital expenditures	(10,359)	(31,087)
Proceeds from the sale of property and equipment	174	702

Net cash used in investing activities	(10,185)	(30,385)

Financing activities:
Net borrowings (payments) under line of credit agreements	561	(112,941)
Net payments under capital lease arrangements	(731)	(1,115)
Principal payments of debt	—	(44,853)
Proceeds from debt	—	170,905
Proceeds from stock options exercised	414	—
Payment of debt issue costs	(100)	(10,767)

Net cash provided by financing activities	144	1,229

Effect of exchange rates	(54)	2,011

Net (decrease) increase in cash and cash equivalents	(6,168)	16,807
Cash and cash equivalents, beginning of period	112,790	81,493

Cash and cash equivalents, end of period	$106,622	$98,300

Danka Business Systems PLC

Adjusted operating earnings for the three and six months ended September 30, 2004 and 2003

(In Thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Operating earnings	$5,952	$952	$13,862	$5,951

Restructuring credits	(2,069)	—	(2,069)	(594)

Adjusted operating earnings	$3,883	$952	$11,793	$5,357

Danka Business Systems PLC

Free cash flow for the three and six months ended September 30, 2004 and 2003

(In Thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Net cash provided by operating activities	$27,635	$43,097	$3,927	$43,952
Capital expenditures	(3,902)	(16,277)	(10,359)	(31,087)
Proceeds from the sale of property and equipment	(1,869)	441	174	702

Free cash flow	$21,864	$27,261	$(6,258)	$13,567

Danka Business Systems PLC

Net Debt as of September 30, 2004 and March 31, 2004

(In Thousands)

(Unaudited)

	September 30, 2004	March 31, 2004
Current maturities of long-term debt and notes payable	$3,859	$3,212
Long-term debt and notes payable	240,162	240,761
Less: Cash and cash equivalents	(106,622)	(112,790)

Net Debt	$137,399	$131,183